                                                                    EXHIBIT 99.3


                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement is entered into as of the 1st day of January, 2002, among ATC STAFFING SERVICES, INC., a New York corporation (the "Buyer"), DSS STAFFING CORP., a New York corporation ("DSS"), the SHAREHOLDERS OF DSS listed on the signature page of this Agreement (the "DSS Shareholders"), DIRECT STAFFING, Inc., a New York corporation ("DSI"), and the SHAREHOLDERS OF DSI listed on the signature page of this Agreement (the "DSI Shareholders"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Exhibit A hereto.


                                    RECITALS

         WHEREAS, each of DSS and DSI (each individually, a "Seller" and collectively, the "Sellers") is engaged in the business of providing supplemental staffing, outsourcing and human resources to the healthcare industry, as a franchisee of the Buyer (collectively, the "Business"); and

         WHEREAS, each of the Sellers desires to sell to Buyer, and Buyer desires to purchase from the Sellers, the Business and the Acquired Assets on the terms provided herein; and

         WHEREAS, Buyer desires to employ two of the Shareholders of Seller, Dominick DiCorcia ("DiCorcia") and Steven Wiener ("Wiener"), to manage the Business for a term of up to eight (8) years commencing on the date of Closing.

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows.



                                    ARTICLE I

ITEM PURCHASE AND SALE OF ACQUIRED ASSETS


         1.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements set forth herein, Buyer agrees to purchase from the Sellers, and the Sellers agree to sell to Buyer, at the Closing, free and clear of all Liens, all of the assets, properties, rights, interests, licenses, permits, contracts, causes of action, claims and operations of the Sellers of every kind and description as the same shall exist on the Closing Date (other than the Excluded Assets), wherever located, whether tangible or intangible, real, personal or mixed which relate to the ownership and/or conduct of the Business (the collective assets, properties, rights, interests, licenses, permits, contracts, causes of action, claims and operations of the Business to be transferred to Buyer by each of the Sellers pursuant hereto are referred to collectively herein as the "Acquired Assets") and include, without limitation, the following in respect of each Seller:

                  (a) all books and records of the Business, including, without limitation, all customer lists, customer files, employee files and information, databases regarding customers and employees and all manuals, advertising materials, promotional material and brochures regarding the services provided by the Business or otherwise used in the Business, and the telephone and fax numbers and domain names of the Business;

                  (b) all contracts, leases or other agreements whether written or oral relating to the Business to which the Seller is a party and which are identified on Exhibit B hereto ("Assumed Agreements");

                  (c) all trademarks, trade names, brand names, service marks, copyrights, proprietary data, trade secrets and all other intellectual property and intellectual property rights utilized in connection with the Business or otherwise relating to the Business in each case as conducted by the Seller, including those set forth on Exhibit B hereto, together with the goodwill of the Business associated therewith (the "IP Rights");

                  (d) all rights in and to software used in the operation of the Business, together with all manuals and other related technical information;

                  (e) furniture, office equipment, owned computer equipment (including all hardware and software), if any, communications equipment, and other tangible property (and interests in any of the foregoing), including any of the foregoing that are subject to capital leases;

                  (f) all rights, claims, credits, causes of action or rights of set-off against third parties, whether liquidated or unliquidated, fixed or contingent;

                  (g) all transferable franchises, licenses, permits or other authorizations issued or granted by any governmental authority that are owned by, granted to or held or used by either Seller;

                  (h) all work in progress; and

                  (i) all goodwill associated with the Business or the Acquired Assets.


Without limitation of the foregoing, Exhibit B hereto contains a true and complete list of all of the Acquired Assets.

         1.2 Excluded Assets. The assets and properties set forth on Exhibit C (the "Excluded Assets") shall be excluded from the Acquired Assets.

         1.3 Transition. Buyer and Sellers will reasonably cooperate in order to ensure an orderly transition of the Business to Buyer. Such cooperation will include without limitation arrangements to ensure that telephone calls, e-mail, mail, faxes and orders and inquiries are promptly forwarded to Buyer. Buyer and the Sellers will also cooperate in transferring employees of either Seller who t Buyer selects (if any) to Buyer. Each Seller shall be responsible for terminating, and shall have the exclusive right to terminate, any of its employees who Buyer does not so select.

         1.4 Closure of Business. Immediately upon the Closing, except as otherwise required hereunder or requested by Buyer, each Seller shall cease operation of the Business and transfer operation of the Business to Buyer.

         1.5 Retained Liabilities. Except as provided in Section 1.6, the parties agree that Buyer is not assuming (and Buyer and its Affiliates shall not be responsible for) any liabilities or obligations of the Business as operated prior to the Closing or of either Seller and its Affiliates however arising (the "Retained Liabilities"). Without limitation of the foregoing, each Seller shall retain, and Retained Liabilities shall include, all liabilities and obligations
(x) to employees of the Business (including severance and other obligations), whether or not Buyer hires such employees, arising prior to the Closing (other than obligations to employees which constitute Assumed Liabilities in accordance with Section 1.6 below), (y) arising from or in respect of the services provided by the Business prior to Closing and (z) arising as a result of the violation by a Seller or the Business of Legal Requirements regarding the collection and payment over to governmental authorities of sales, use, excise and similar taxes, payroll and similar taxes and the withholding of taxes for all periods prior to Closing. Without limitation of the provisions of this Section 1.5, a list of Retained Liabilities is set forth in Exhibit D hereto.

         1.6 Assumed Liabilities. Buyer hereby agrees to assume as of the Closing and thereafter to perform and discharge when due obligations of the Sellers (x) to the employees of the Business to be expressly agreed upon with Buyer prior to Closing for accrued vacation, severance, and other payroll-related obligations arising prior to the Closing, solely to the extent agreed upon with Buyer, and (y) under the Assumed Agreements set forth in Exhibit E hereto with respect to periods after the Closing (other than any obligations arising from the breach of such Assumed Agreements occurring at or prior to Closing, which obligations shall constitute Retained Liabilities). Obligations to be assumed by Buyer pursuant to this Section 1.6 are referred to herein as "Assumed Liabilities". Assumed Liabilities pursuant to clause (x) above shall be deemed to be Operating Expenses (as defined in Section 1.7(c)) for purposes of calculating the Annual Net Income pursuant to Section 1.7 below.

         1.7 Purchase Price.

                  (a) In consideration for the Acquired Assets, Buyer shall pay to Sellers, in accordance with the terms of payment set forth in
         Section 1.8, an amount (the "Purchase Price") equal to the sum of:

                           (i) Twelve Million Nine Hundred Seventy-Five Thousand Dollars ($12,975,000); and

                           (ii) An amount equal to the greater of:

                                    (1) the product of (x) the average Annual
                                    Net Income from the continued operation of the Acquired Assets (to be calculated in the manner set forth in Section 1.7(c)) during the three consecutive twelve-month periods commencing on the Closing Date (each such twelve-month period, a "Measurement Year") and (y) 5.25, provided that the product of such calculation exceeds $20,000,000; or

                                    (2) Seventeen Million Two Hundred Twenty
                                    Thousand Dollars ($17,220,000).

                  (b) Intentionally deleted.

                  (c) Annual Net Income for each Measurement Year shall equal the sum of the Monthly Net Income for all of the months within a Measurement Year. The Monthly Net Income for each month within the Measurement Year shall be calculated as follows:

                                    (i) Calculate the total amount of all sales in such month generated by the continued operation of the Acquired Assets for the provision of personnel services, and services and products related to personnel services, whether received in cash, in services, in kind or on credit (and if on credit, whether or not payment is received therefor), including fees received for the permanent hiring of temporary personnel or liquidated damages (collectively "Gross Sales").

                                    (ii) Deduct from Gross Sales (1) any amounts paid to temporary employees or otherwise by Buyer which Buyer shall subsequently determine to have been paid based upon forged or erroneous time sheets, fraudulent, erroneous or improper authorizations, for standby time (amounts paid to temporary employees for time not worked for a client), or for any reason not billable to a client, or for unconfirmed overtime paid to temporary employees, (2) any amounts refunded to a client through the exercise of any guarantee, or for any other reason, (3) all sales taxes or similar taxes, which by law, are chargeable to clients (but only to the extent they have been included), if such taxes are separately stated when the client is charged and paid to the appropriate taxing authority, and (4) the amount of any authorized and documented credits, sales allowances, discounts, and/or rebates given to clients in good faith and in accordance with Buyer's Policies and Procedures (amounts included in items (1) -
                                    (4) collectively, the "Sales Adjustment
                                    Amount"). Gross Sales less the Sales
                                    Adjustment Amount shall equal "Adjusted
                                    Gross Sales".

                                    (iii) Deduct from Adjusted Gross Sales an amount equal to the wages and all bonuses (including sign-on bonuses) actually paid to temporary employees, plus any employment-related or wage-related taxes, insurance and fringe benefits (including, without limitation, FICA, Workers' Compensation, health and hospitalization insurance; fidelity bonding, liability insurance, unemployment insurance and, if required, disability insurance, vacation programs and, if applicable, sick pay programs) applicable to temporary employees (collectively, "Direct Costs"). Direct Costs include fees to Independent Contractors (i.e. a Person that performs work assignments as a self-employed, independent business Person or "free-lancer" and has entered into an Independent Contractor Agreement with Buyer). Adjusted Gross Sales less Direct Costs shall equal "Gross Margin".

                                    (iv) Multiply the Gross Margin by 60%
                                    (hereafter, the "Allowable Gross Margin").

                                    (v) Deduct from the Allowable Gross Margin all operating expenses which Buyer is obligated to pay and are attributable to continued operation of the Business (provided such expenses are not already included in Direct Costs), including but not limited to administrative payroll costs (e.g., salaries, overtime, all bonuses (including sign-on bonuses) paid to administrative employees), FICA/Medicare, office rent, utilities, telephone, equipment or auto leases, depreciation, taxes and licensing, Delinquent Accounts (as calculated and defined below), advertising and promotions, employee benefits, insurance, supplies, legal and other outside services, printing, postage, dues and publications, travel, taxes and licenses, employee training and development, office security (collectively, "Operating
                                    Expenses").

                                    (vi) Sales amounts attributable to
                                    Delinquent Accounts shall be included in Operating Expenses and deducted from Allowable Gross Margin, in accordance with the following provisions:

                                    (1) The collection of Delinquent Accounts shall be in accordance with Buyer's credit approval policies and procedures, which will initially be the policies and procedures that were established for Delinquent Accounts prior to the Closing. Thereafter, Buyer may from time to time determine that circumstances warrant a modification to the credit policies and procedures, either generally or with respect to specific accounts. In such case, Buyer shall consult with DiCorcia prior to implementing any such modification and the parties shall use their good faith efforts to agree on the nature and scope of such modifications. Buyer's credit approval policies and procedures, as same may be modified from time to time in accordance with this provision, shall hereafter be referred to as the "Policies and Procedures".

                                    (2) An annual aggregate allowance in the amount of $333,333 (the "Delinquency Allowance") shall be available in each Measurement Year for Delinquent Accounts for which the Policies and Procedures were adhered to ("Conforming Delinquent Accounts"). Fifty percent (50%) of the amount of any Delinquent Account where the Policies and Procedures were adhered to shall be applied first to the Delinquency Allowance and thereafter charged to Operating Expenses for the relevant Measurement Year.

                                    (3) One hundred percent (100%) of the amount of any Delinquent Account where the Policies and Procedures were not adhered to ("Non-conforming Delinquent Accounts") shall be charged to Operating Expenses for the relevant Measurement Year.

                                    (4) The unused portion (if any) of the
                                    Delinquency Allowance for any Measurement
                                    Year shall not be carried forward or
                                    retroactively applied to Delinquent Accounts occurring during any other Measurement Year.

                                    (5) In calculating the Purchase Price, the
                                    Parties assumed that Delinquent Accounts as of December 31, 2001 would be in the aggregate amount of $178,006. In the event that the actual amount of Delinquent Accounts at such time exceeds $178,006 such excess amount will be deducted from Operating Expenses for the first Measurement Year and will not be offset by any available Delinquency Allowance for such Measurement Year.

                                    (6) As used herein, "Delinquent Account(s)" means those accounts that remain unpaid in whole or in part for 150 days after its date (in respect of invoices for temporary personnel services), (or) remains unpaid in whole or in part for 60 days beyond the payment date agreed to by the client. For purposes of calculating Delinquent Accounts, Buyer acknowledges that DiCorcia shall be responsible for collections and that Buyer shall be entitled to monitor such collections. If Buyer believes that circumstances dictate a change in the way a particular account is being handled, Buyer and DiCorcia shall discuss collection activities and credit limits established for particular customers. In such event, DiCorcia and the Chief Financial Officer ("CFO") of Buyer will use their good faith efforts to mutually agree on how to handle the particular account.

                           (vii) Deduct interest (the "Reserve Interest
                           Requirement") at a rate of 10% per annum on the amount of [the total accounts receivable that are over 150 days old minus 5% of the total accounts receivable]. Allowable Gross Margin less Operating Expenses and less Reserve Interest Requirement shall equal "Monthly Net Income".

                  Exhibit F hereto illustrates the calculation of the Annual Net Income.

During the four year period after the Closing, Buyer shall provide each Shareholder with monthly reports regarding receivables, open credit and other financial results of the operation of the Business containing at least the same types of information as contained in the reports that were provided to the Sellers prior to the Closing. The Shareholders shall have the right to inspect Buyer's books and records exclusively relating to the Business (i.e., expressly excluding any records that may be commingled with records relating to any other operations of Buyer other than the Business), at reasonable times and upon reasonable notice for the purpose of confirming Buyer's calculation of Annual Net Income, subject to the provisions of Section 5.16(d).

         1.8 Terms of Payment.

                  (a) The Purchase Price shall be payable as follows:

                           (i) $12,975,000 (i.e., the amount set forth in Section 1.7(a)(i)) by delivery at the Closing of one or more duly executed promissory notes of Buyer in the form of Exhibit G-1 hereto, in said aggregate principal amount. Said promissory notes shall bear interest at the rate of 5% per annum and will be payable over a period of three years in thirty-six
                           (36) equal consecutive monthly payments of principal, together with interest thereon.

                           (ii) $17,220,000, by delivery at the Closing of one or more duly executed promissory notes of Buyer in the form of Exhibit G-2 hereto, in said aggregate principal amount (subject to adjustment in accordance with the provisions of Section 1.8(b)). Said promissory notes shall bear interest at the rate of 5% per annum and will be payable as follows:

                                    (1) $11,000,000 shall be payable in full, with interest thereon, on the date which is thirty-six (36) months after the Closing; provided, however, that if Buyer's parent company, ATC Healthcare, Inc., consummates a secondary public offering of its equity securities prior to payment in full of the amount due pursuant to this subclause (1), payment of an amount equal to the lesser of
                                    (i) the unpaid portion of this payment; (ii) the net proceeds received by Buyer from such public offering and (iii) $5,500,000, shall be accelerated to the date which is 30 days after the consummation of such public offering;

                                    and provided further, that if prior to
                                    payment in full of the amount due pursuant to this subclause (1), a transaction is consummated for the sale or other disposition to a third party of more than 50% of the outstanding voting capital stock of Buyer's parent company, ATC Healthcare, Inc. (a "Company Sale Transaction"), the unpaid portion of the payment described in this subclause (1) shall be accelerated and paid at the closing of the Company Sale Transaction, in the same form as the consideration for the Company Sale Transaction. Accordingly, if the consideration in the Company Sale Transaction consists of assets other than cash, the unpaid portion of this payment under the Promissory Note shall be payable in cash and/or non-cash assets of the same type received in the Company Sale Transaction.

                                    (2) The remaining balance will be payable over a period of five years beginning on the date which is thirty-nine (39) months after the Closing Date in sixty (60) equal consecutive monthly payments of principal, together with interest thereon.

                  (b) (i) On the date that is thirty-nine (39) months after the Closing Date, Buyer shall calculate the Average Annual Net Income for the three Measurement Years following the Closing. If (1) the product of the average Annual Net Income for the three Measurement Years (as calculated on such date) and 5.25 exceeds $20,000,000 or (2) any of the circumstances described in

         Section 1.7(b)(i)-(ii) above occurs, the remaining aggregate unpaid principal payable under the promissory notes shall be adjusted to reflect the product of (x) the Average Annual Net Income for the three Measurement Years and (y) 5.25, less any payments of principal previously made pursuant to the promissory notes issued pursuant to
         Section 1.8(a)(ii)). In such case, the holders of such promissory notes shall return the promissory notes to Buyer in exchange for new promissory notes having the identical terms as the original promissory notes, except that the remaining principal amount and the subsequent monthly payments thereunder shall be appropriately adjusted.

                    (ii) The aggregate principal amount of the promissory notes to be delivered pursuant to clause (b)(i) above shall be based on Buyer's and Seller's mutually agreed upon estimate, as of the date which is 39 months after the Closing, of Delinquent Accounts for the third Measurement Year. On or before the date which is 51 months after the Closing, the actual average Annual Net Income for the three years following the Closing shall be calculated based on actual Delinquent Accounts for the third Measurement Year. The remaining aggregate unpaid principal payable under the promissory notes shall then be adjusted to reflect the product of (x) the actual average Annual Net Income and (y) 5.25, less any payments of principal previously made pursuant to the promissory notes issued under Section 1.8(a)(ii) and/or 1.8(b)(i). In such case, the holders of such promissory notes shall return the promissory notes to Buyer in exchange for new promissory notes having the identical terms as the original promissory notes, except that the principal amounts and the subsequent monthly payments thereunder shall be appropriately adjusted.

                  (c) The promissory notes to be delivered by Buyer pursuant to the provisions of this Section 1.8 shall hereafter be referred to individually as a "Promissory Note" and collectively as the "Promissory Notes".

                  (d) The Promissory Notes shall be issued to each DSS Shareholder and DSI Shareholder, and payments shall be wire transferred to the designated accounts of the DSS Shareholders and the DSI Shareholders in the percentage amounts set forth in Schedule 1.8 hereto. The Shareholders shall provide Buyer with wire instructions.

                  (e) Payment of the Promissory Notes shall be secured by a lien on and security interest in (i) the equity interest represented by the capital account in ATC Funding, LLC attributable to the equity contributions of ATC Staffing in ATC Funding, LLC, but not to exceed the fair market value of the accounts receivable actually contributed by ATC Staffing minus the attributable amount of any loan advances then outstanding with respect thereto (the "ATC Funding Equity"), (ii) the capital stock of ATC Staffing (the "ATC Staffing Equity"), (iii) the assets of ATC Staffing (the "ATC Staffing Assets"), and (iv) all proceeds of the foregoing (the "Collateral"); provided, however, that the lien and security interest in the Collateral to be granted in clauses (ii), (iii) and (iv) above with respect to the ATC Staffing Equity and the ATC Staffing Assets, and the proceeds thereof, shall be an expressly subordinate, second priority and junior security interest subject to the prior security interest in such Collateral of HFG Healthco-4 LLC (together with its successors and assigns, the "Senior Creditor"). Notwithstanding the foregoing, the security interest in the Collateral shall apply only to those assets of ATC Staffing which are directly attributable to the All Care business, and shall not apply to any other asset of ATC Staffing, including but not limited to funds designated for payroll of ATC Healthcare. Buyer shall remove from ATC Staffing as expeditiously as is practicable any assets which are not directly attributable to the All Care business.

         Upon payment in full of (1) the entire amount due under the Promissory Notes described in Section 1.8(a)(i) and (2) the initial payment due under the Promissory Notes described in Section 1.8(a)(ii), the security interest in the ATC Funding Equity and the ATC Staffing Equity, and the proceeds thereof, shall be released and the DSS Shareholders and DSI Shareholders shall take such actions as are necessary to effect such release, including the filing of UCC termination statements.

         The rights of the Shareholders under the Promissory Notes and the Sellers' security interest are intended to be subordinate to the rights of HFG (as provided in the Subordination Agreement) and/or any other lender providing financing to Buyer, provided that the terms of subordination required by such lender are not more onerous to the Sellers and the Shareholders than the terms contained in the Subordination Agreement. Accordingly, the Sellers and the Shareholders agree to sign any documentation reasonably requested by HFG and/or such other lender to evidence such subordination to the rights of the lender, provided, that the terms of subordination are not more onerous to the Sellers and the Shareholders than the terms contained in the Subordination Agreement.

         (f) Defaults under the Promissory Notes shall include a default in payment and Buyer's failure to fund field or administrative payroll and certain essential general and administrative costs of the All Care Subsidiary, subject to the notice and cure periods and other applicable provisions to be set out in the Promissory Notes.

         1.9 Allocation of Purchase Price. On or prior to the Closing Date, the parties shall mutually agree on allocation of the Purchase Price in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), such allocation to be inserted in Exhibit H and signed by the parties. All such mutually agreed to allocations shall be used by each party and the respective Shareholders of each of the Sellers in preparing any filing required pursuant to
Section 1060 of the Code or any similar provisions of state or local law and all relevant income and franchise tax returns.

         1.10 Termination of Franchise Agreements. The DSS Franchise Agreement and the DSI Franchise Agreement are hereby terminated and of no further force or effect, effective as of the date of this Agreement.


                                   ARTICLE II

                                     CLOSING

         Closing. The purchase and sale of the Acquired Assets and assumption of the Assumed Liabilities pursuant to this Agreement (the "Closing") will take place on January 30, 2002 or such other date as the parties may mutually agree upon, at the offices of Buyer, 1983 Marcus Avenue, Lake Success, NY 11042, at 11:00 a.m. EST. The date on which the Closing is to occur is herein referred to as the "CLOSING DATE".

         Deliveries at the Closing. At the Closing:

                  The following deliveries will be made by each of the Sellers to Buyer:

                           such appropriately executed bills of sale, assignments and other instruments of transfer providing for the sale, assignment, transfer, conveyance and delivery (including, to the extent applicable, of record) of the Acquired Assets to Buyer in forms acceptable to the Buyer and its counsel;

                           copies of resolutions adopted by the board of directors of such Seller approving the execution and delivery of this Agreement and the performance by such Seller of its obligations hereunder, all of the foregoing certified as of the Closing Date by such Seller's Secretary or Assistant Secretary;

                           such appropriately executed certificates, instruments and documents referred to in Section 6.1 below;

                           possession of the Acquired Assets, in such manner as may reasonably be specified by Buyer;

                           a legal opinion of counsel to such Seller, in the form set forth in Exhibit I;

                           such other documents as Buyer may reasonably request in order to effectuate the transactions contemplated by this Agreement to be consummated at the Closing.

                  The following deliveries will be made by Buyer to the Sellers:

                           the Promissory Notes described in Sections 1.7(b)(i) and (ii), duly executed by Buyer;

                           copies of resolutions adopted by the board of directors of Buyer approving the execution and delivery by Buyer of this Agreement and the performance by the Buyer of its obligations hereunder, all of the foregoing certified as of the Closing Date by the Buyer's Secretary or Assistant Secretary; and

                           such appropriately executed certificates, instruments and documents referred to in Section 6.2 below.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each of the Sellers represents and warrants to the Buyer, severally and not jointly, that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

         3.1 Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         3.2 Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Shareholders of the Seller have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

         3.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). The Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

         3.4 Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         3.5 Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it or located on its premises, free and clear of all Liens. Without limiting the generality of the foregoing, the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Liens or restriction on transfer. Exhibit B is a correct and complete list of all of the Acquired Assets.

         3.6 No Subsidiaries. The Seller does not (a) own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any interest in any partnership, joint venture or other non-corporate business enterprise or (b) control, directly or indirectly, any other entity.

         3.7 Events Subsequent to October 31, 2001. Since October 31, 2001, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller. Without limiting the generality of the foregoing, since that date:

                  (a) the Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (b) the Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (c) no party (including the Seller) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Seller is a party or by which it is bound;

                  (d) the Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) the Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (f) the Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (g) the Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000 in the aggregate;

                  (h) the Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (i) the Seller has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (j) the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (k) the Seller has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (l) the Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (m) the Seller has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (n) the Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers or employees outside the Ordinary Course of Business;

                  (o) the Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (p) the Seller has not granted any increase in the base compensation of any of its directors, officers or employees outside the Ordinary Course of Business;

                  (q) the Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (r) the Seller has not made any other change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business;

                  (s) the Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (t) Except as listed on Schedule 3.7, the Seller has not paid any amount to any third party with respect to any Liability or obligation which would not constitute an Assumed Liability if in existence as of the Closing;

                  (u) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller; and

                  (v) the Seller has not committed to any of the foregoing.

         3.8 Undisclosed Liabilities. The Seller does not have any Liability (and to the Seller's knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for Liabilities set forth in Schedule 3.8 hereto (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         3.9 Legal Compliance. The Seller and its respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         3.10 Tax Matters.

                  (a) The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) No Shareholder, director or officer of the Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Seller either (i) claimed or raised by any authority in writing or (ii) as to which any of the Shareholders, directors or officers of the Seller has Knowledge based upon personal contact with any agent of such authority. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since December 1998.

                  (d) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G. The Seller is not a party to any Tax allocation or sharing agreement. The Seller
         (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has no Liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         3.11 Real Property.

                  (a) The Seller does not own any real property.

                  (b) Schedule 3.11(b) lists and describes briefly all real property leased or subleased to the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Schedule 3.11(b). With respect to each lease and sublease in
         Schedule 3.11(b):

                           (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; and

                           (iv) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease.

         3.12 Intellectual Property.

                  (a) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Seller as presently conducted. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Shareholders, the directors or officers of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Shareholders, the directors or officers of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

                  (c) Schedule 3.12(c) identifies each trade name or trademark used by the Seller in connection with the Business. The Seller possesses all right, title, and interest in and to each such trade name or trademark, free and clear of Lien, license, or other restriction; and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership thereof.

                  (d) With respect to each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission:

                           (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and

                           (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder.

         3.13 Tangible Assets. The Seller owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of the Business as presently conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         3.14 Contracts. Schedule 3.14 lists and identifies the following contracts and other agreements to which the Seller is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000 per annum;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Seller, or involve consideration in excess of $1,000;

                  (c) any agreement (or group of related agreements) under which the Seller has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

                  (d) any agreement concerning confidentiality or noncompetition;

                  (e) any agreement with or involving any current or former Affiliate, Shareholder, officer, director, employee or consultant and their respective Affiliates;

                  (f) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (g) any collective bargaining agreement;

                  (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation or severance benefits;

                  (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (j) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller; or

                  (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $1,000.


         The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Schedule 3.14 and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule
3.14. With respect to each such agreement: (i) except for applicable bankruptcy, insolvency, reorganization, moratoria, fraudulent conveyance and other similar laws or equitable principle affecting enforcement of creditors' rights or remedies generally, public policy principles, and general principles of equity including without limitation principles regarding the availability or unavailability of equitable remedies, including but not limited to specific performance and injunctive relief, the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) subject to the exceptions provided in (i) above, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement. Buyer acknowledges that such agreements may require the other party's consent to assignment and nothing stated herein shall be deemed to imply otherwise.

         3.15 Notes and Accounts Receivable. All notes and accounts receivable of the Seller are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and to Seller's knowledge, will be collected in accordance with their terms at their recorded amounts, subject to applicable bankruptcy, insolvency, reorganization, moratoria, fraudulent conveyance and other similar laws or equitable principles affecting enforcement of creditors' rights or remedies generally.

         3.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Seller.

         3.17 Insurance. Schedule 3.17 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) under which the Seller is currently a named insured, or otherwise the beneficiary of coverage:

                  (a) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (b) the policy number and the period of coverage; and

                  (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.


         With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) the Seller is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. The Seller has been covered during the past three (3) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

         3.18 Litigation. Schedule 3.18 sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Shareholders, directors or officers of the Seller is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 3.18 could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller. None of the Shareholders, directors or officers of the Seller has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller.

         3.19 Liability. The Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of any services provided by the Seller.

         3.20 Employees. To the Knowledge of any of the Shareholders, directors or officers of the Seller, no executive, key employee, or group of employees has any plans to terminate employment with the Seller. The Seller is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice. None of the Seller's Shareholders or the directors and officers of the Seller has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Seller. Schedule 3.20 sets forth a list of all of the employees of Seller as of the date of this Agreement, and their respective position, start date, and salary together with the amount of any bonuses or other compensation of any nature to be paid to any such persons pursuant to agreement, custom or present understanding. Each Seller has delivered to Buyer true and correct copies of all written agreements between the Seller and its respective employees.



         3.21 Employee and Related Matters; ERISA.

                  (a) Schedule 3.21 sets forth each employee stock option, incentive, hospitalization, medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel insurance, cafeteria and flexible spending, sick pay, disability, severance, 401(k), golden parachute or other plan, fund, program, policy, contract or arrangement providing employee benefits that is maintained or contributed to by Seller in which any employees have participated or under which any employees have accrued and remain entitled to any benefits (the "Plans"). No employee of Seller is entitled to any benefit under any Plan by reason of the transactions contemplated hereby.

                  (b) None of Seller or any of the Plans or any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which Seller would be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(1) of ERISA or a material tax imposed pursuant to
         Section 4971, 4972, 4974, 4975, 4976 or 4980B of the Code. Each of the
         Plans has been operated and administered in all material respects in accordance with applicable laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. There are no pending or, to the Knowledge of Seller, threatened claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than ordinary course claims for benefits).

                  (c) Seller is not, and has not been within the last six years, obligated to contribute, on behalf of any current or former employee of Seller, to a multiemployer plan (as defined in Section 3(37) of ERISA).

                  (d) None of the Plans or any trust established thereunder has incurred any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

                  (e) With respect to any Plan that is an employee welfare benefit plan (i) no such Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (ii) to the Knowledge of any of the Shareholders, officers or directors of Seller, each such Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code.

         3.22 Guaranties. The Seller is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         3.23 Environmental, Health, and Safety Matters. The Seller has complied and is in compliance with all Environmental, Health, and Safety Requirements. The Seller has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

         3.24 Certain Business Relationships With the Seller. None of the Seller's Shareholders, officers or directors or their respective Affiliates has been involved in any business arrangement or relationship with Seller within the past 12 months, other than as a shareholder, officer, director or employee of Seller, and none of the Seller's Shareholders, officers or directors or their respective Affiliates owns any asset, tangible or intangible, which is used in the business of Seller.

         3.25 Disclosure. The representations and warranties contained in this
Article III do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

         3.26 Investment. Seller (i) understands that the Promissory Notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Promissory Notes solely for its own account for investment purposes, and not with a view to the distribution thereof (except to the Shareholders), (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Promissory Notes, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Promissory Notes, and (vi) is an Accredited Investor.

                                  ARTICLE IIIA

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

          3A.1 Representations of All Shareholders. Each of the Shareholders represents and warrants to the Buyer, severally and not jointly, that the following provisions of this Section 3A.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3A.1).

                  (a) This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, reorganization, moratoria, fraudulent conveyance and other similar laws or equitable principle affecting enforcement of creditors' rights or remedies generally, public policy principles, and general principles of equity including without limitation principles regarding the availability or unavailability of equitable remedies, including but not limited to specific performance and injunctive relief. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, result in a breach of, constitute a default under, any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which it is bound.

                  (b) The Shareholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (c) The Shareholder (i) understands that the Promissory Notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Promissory Notes solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Promissory Notes, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Promissory Notes, and (vi) is an Accredited Investor.


                        .2.1.    ARTICLE IV

                  (a) REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer represents and warrants to the Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article IV).

         4.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         4.2 Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

         4.4 Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

         4.5 Consents. Except as set forth in Schedule 4.5, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, any governmental authority) by Buyer in order to authorize or permit the consummation by Buyer of the transactions contemplated by this Agreement.

                                   ARTICLE V

                       COVENANTS AND ADDITIONAL AGREEMENTS


         5.1 Announcements. Neither the Sellers nor any of the Shareholders shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer.

         5.2 Further Assurances. Each party shall execute and deliver such instruments and take such other actions prior to or after the Closing as any other party may reasonably request in order to carry out the intent of this Agreement, including, without limitation, obtaining any required consents or approvals from governmental entities or other third parties, and each party hereby agrees to use its respective reasonable best efforts to consummate the transactions contemplated hereby as soon as is practicable. From time to time after the Closing, Buyer, the Sellers and the Shareholders shall for no additional consideration execute and deliver or cause to be executed and delivered such further documents, certificates and instruments of conveyance, assignment and transfer, and take such further action, as Buyer or Seller may reasonably request in order to more effectively to sell, assign, convey, transfer, reduce to possession and record title to any of the Acquired Assets to Buyer. Each party shall cooperate and deliver such instruments and take such action as may be reasonably requested by the other party hereto in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Each Seller hereby irrevocably appoints Buyer as its attorney-in-fact to execute documents, certificates and instruments in Seller's name in order to more effectively assign, convey, transfer, reduce to possession and record title to any of the Acquired Assets to Buyer. Such power of attorney is coupled with an interest and irrevocable.

         5.3 Consents and Approvals. Between the date hereof and the Closing Date, the parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all consents, approvals and authorizations of all third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of all consents, approvals and authorizations of all third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

         5.4 Taxes, Tax Reporting and Cooperation on Tax Matters. The Shareholders shall cause the Sellers to file all tax returns that the Sellers are required to file and to pay all taxes required to be paid by the Sellers at all times after the Closing Date. The Sellers and the Shareholders shall comply with all tax reporting obligations in connection with the Acquired Assets and the Assumed Liabilities on or before the Closing Date, and Buyer shall comply with all tax reporting obligations with respect to the same after the Closing Date. The parties shall provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any tax return that may be required to be filed by it, any audit or other explanation by any taxing authority, or any judicial or administrative proceedings relating to liability for taxes. The party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance.

         5.5 Operation of Business Pre-Closing. From the date hereof until the Closing Date, none of the Sellers will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, neither Seller will (a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (b) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, (c) cause any of the representations or warranties contained in Article III not to be true and correct at the Closing Date; (d) adversely affect the ability of Buyer to consummate the transactions contemplated hereby; or (e) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.7 above. The Sellers will keep their respective businesses and properties substantially intact, including their present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

         5.6 Operation of Business Post-Closing.

                  (a) For a period of fifty-one (51) months beginning on the Closing Date, Buyer agrees to use the name "All Care Nursing Service" exclusively in connection with the Business.

                  (b) For a period of three (3) years beginning on the Closing Date, Buyer agrees: (a) to consult and coordinate with DiCorcia prior to modifying the credit limits and payment terms that were in effect prior to the Closing for existing accounts of the Business at the time of the Closing; and
(b) All Care Nursing Service ("ACNS") shall enter new account information into Staff-Trak and forward all pertinent client information to Buyer's designee, and the following shall apply: (i) Each prospective new customer shall be required to complete and submit a new client information form to the Credit Manager of Buyer. This form will contain all necessary information to determine the creditworthiness of such new customer. If the Credit Manager believes that a new customer raises issues of creditworthiness (e.g., which may require either limiting the amount of sales Buyer will give credit on and/or restricting sales to the customer whatsoever), Credit Manager will contact DiCorcia or a representative designated by DiCorcia. The Credit Manager and DiCorcia or his representative will use their best efforts to mutually agree on the appropriate course of action in respect of the particular customer. If they fail to reach agreement, DiCorcia and the designee of Buyer will discuss the matter and use their best efforts to mutually agree on the appropriate course of action in respect of the particular situation. If DiCorcia decides to accept a customer against the recommendation of Buyer, 100% of any Delinquent Accounts that arise from such customers will be allocated to Operating Expenses for purposes of determining Annual Net Income.

                  (c) Buyer acknowledges and agrees that payments to the Sellers under the Promissory Notes and payments to fund the All Care Subsidiary and its operations will be a high priority for Buyer.

                  (d) Buyer agrees that until the Promissory Notes are paid in full, the All Care business will remain in and be operated out of the All Care Subsidiary.

                  (e) Buyer agrees that prior to the payment of $11,000,000 in the aggregate on account of the Purchase Price, Buyer will not sell to a third party the All

Care business or the All Care Subsidiary. The foregoing provision is not intended to restrict a Company Sale Transaction (as defined in Section 1.8(a)(ii)(1)).


         5.7 Until the earlier to occur of: (i) the termination of DiCorcia's Employment Agreement or (ii) the expiration of forty-eight months from the date of Closing, Buyer shall perform the operations of payroll and billing at 175 Pinelawn Road, Melville, New York. If six (6) months after the Closing Date the DSO (i.e, days sales outstanding) for the All Care Subsidiary is five (5) days or more higher than the DSO for the All Care business as of December 31, 2001, Buyer may at any time thereafter relocate the collections operations of the All Care Subsidiary to another location.

         5.8 Full Access. Each Seller will permit representatives of the Buyer to have full access at all reasonable times, upon reasonable notice, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Seller.

         5.9 Exclusivity. Neither the Sellers nor the Shareholders will (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Sellers (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         5.10 Use of Name. Subsequent to the Closing Date, Buyer shall have sole right and title in the name "AllCare" and all variations thereof, and neither of the Sellers, nor the Seller's Shareholders nor any Affiliate thereof shall use such names or any variation thereof subsequent to the Closing Date.

         5.11 Disclosure Supplements. From time to time prior to the Closing, the parties shall promptly supplement or amend any materials previously disclosed to another party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials previously disclosed to the other party or which is necessary to correct any information in such materials or statement herein which has been rendered inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties or to cure any misrepresentations or breach of warranty, for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

         5.12 Failure to Fulfill Conditions. In the event that any party hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other parties. Each party will promptly inform the other parties of any facts applicable to it that would be likely to prevent or materially delay approval of the transaction contemplated hereby by any third party or which would otherwise prevent or materially delay completion of such transactions.

         5.13 Execution of Assignments. Concurrent with the Closing, each Seller shall execute and assign, and Buyer may, at its option, accept an assignment of, all leases, vendor agreements and any other executory contracts to be assumed by Buyer and each Seller shall deliver to Buyer at the Closing executed consents to such assignments by all landlords, vendors and other applicable third parties, at the sole expense of such Seller. Buyer understands and acknowledges that Seller can give no assurance that it will obtain all such consents; provided, however, that the procurement of all such consents shall remain a condition precedent to Buyer's obligation to close the transactions contemplated by this Agreement.

         5.14 Preservation of Seller. For a period of three (3) years beginning on the Closing Date, the Sellers and the Shareholders shall take no action to dissolve or liquidate either of the Sellers without the prior delivery to Buyer of the assumption in writing by another Person satisfactory to Buyer, in its sole discretion, of all the duties, liabilities, responsibilities and obligations of the Sellers under this Agreement. Sellers and Buyer shall use good faith efforts to agree upon acceptable entities prior to the Closing.

         5.15 Financial Statements. Buyer shall be entitled to cause the preparation of the following financial statements for each Seller (collectively the "Financial Statements") within sixty (60) days after the Closing Date and distribute copies to the Shareholders within 15 days after the date such Financial Statements are completed: (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1999, December 31, 2000, and December 31, 2001, for the Seller; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the ten (10) months ended October 31, 2001, for the Seller. The Financial Statements (including the notes thereto) shall be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") throughout the periods covered thereby, shall present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, and shall be correct and complete, and consistent with the books and records of the Seller (which books and records are correct and complete); provided, however, that the unaudited financial statements described in (ii) above shall be subject to normal year-end adjustments (which will not be material individually or in the aggregate) and may lack footnotes and other presentation items. The Sellers and the Shareholders shall (i) pay 50% of all costs and expenses incurred by Buyer in connection with the preparation of the Financial Statements and (ii) provide such information and otherwise cooperate with Buyer to the extent necessary to prepare the Financial Statements within the specified time frame.

         For a period of four years beginning on the Closing Date, Buyer shall provide each Shareholder with monthly and annual reports regarding receivables, open credit and other financial results of the operation of the Business containing at least the same types of information as contained in the reports that were provided to the Sellers prior to the Closing. Buyer and the Shareholders shall consult with each other, and make good faith efforts to reconcile, any issues that may arise in connection with such reports.


         5.16 Covenant not to Compete, Non-Solicitation, Confidentiality.

                  (a) For a period of eight (8) years beginning on the Closing Date, none of the Sellers or the Shareholders shall directly or indirectly, engage (whether as owner, operator, partner, shareholder, investor, franchisee, licensee, director, officer, manager, employee, agent or consultant) in any business which offers or sells temporary nurses, ORTs and certified nurse's aides to hospitals, nursing homes, and other health care facilities or engages in any of the activities engaged in by either Seller under the DSI Franchise Agreement or the DSS Franchise Agreement, respectively, in the Restricted Territory, nor shall any such person divert any business of Buyer to any other entity; provided, however, that the foregoing restrictions shall not prohibit any such Person from (i) owning up to 5% of the outstanding common equity of any company listed on a public securities market or (ii) performing his duties as an employee of Buyer or (iii) acting in accordance with the terms of a written agreement with Buyer.

                  (b) It is the desire and intent of the parties that the provisions of this Section 5.16 shall be enforced to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought. If the final judgment of any court of competent jurisdiction determines that any provision of this Section
         5.16 is invalid or unenforceable, such court shall have the power to reduce the duration or geographical or temporal scope of such provision, as the case may be, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and comes closest to expressing the intention of the invalid or unenforceable term or provision, and as so modified, such provision shall be enforceable; it is the intention of the parties that the foregoing restrictions shall not be terminated but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to only apply with respect to the operation of this Section 5.16 in the jurisdiction of the court that has made the adjudication.

                  (c) For a period of eight (8) years beginning on the Closing Date, none of the Sellers or the Shareholders shall, directly or indirectly, solicit any temporary or staff employee of Buyer, or persuade, encourage or induce any such employee to cease his employment with Buyer or to become employed by or affiliated in any capacity with any person or firm engaged in the same or similar business as Buyer, or to contact or communicate with any such employee for any purpose prohibited by this Section 5.16(c).

                  (d) Each of the Sellers and the Shareholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Sellers and the Shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller and/or Shareholder will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
         Section 5.16(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers and Shareholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller and/or Shareholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller and/or Shareholder shall use his or its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

                  (e) The parties acknowledge and agree that (i) the restrictions contained in Sections 5.16(a), (b), (c) and (d) are a reasonable and necessary protection of the immediate interests of Buyer, (ii) any violation of these restrictions would cause substantial injury to Buyer for which no adequate remedy at law may be available. Accordingly, the Sellers and the Shareholders hereby consent to the entry of an injunction prohibiting any conduct by a Seller or a Shareholder in violation of the restrictions set forth in this Section 5.16, without the necessity or proving actual damages, the inadequacy of monetary damages or posting any bond or security; provided, however, that such right to injunctive relief shall not be construed as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach.. The parties agree that it may conclusively be presumed that any violation of the terms of the covenants not to compete in Section 5.16(a) was accomplished by and through unlawful utilization of Buyer's confidential information, know-how, methods and procedures. Further, the Sellers and the Shareholders expressly agree that the existence of any claims any of them may have against Buyer shall not constitute a defense to the enforcement by Buyer of the covenants set forth in this Section 5.16. The prevailing party shall be awarded costs and expenses (including reasonable attorneys' fees) incurred by it in connection with (i) the enforcement of the covenants set forth herein, or (ii) a breach of any of the terms of this Agreement.

         5.17 "Key Man" Life Insurance. On or prior to the Closing Date, Dominick DiCorcia shall obtain from a reputable insurer, and thereafter maintain, a "key man" life insurance policy insuring the life of Dominick DiCorcia. Such policy shall be for an amount of at least twenty million dollars ($20,000,000) and shall name Buyer as sole beneficiary thereunder. After the Closing, Buyer shall be responsible for payment of all premiums in respect of said policy, and said premiums will be deemed to be Direct Costs for purposes of calculating the Annual Net Income pursuant to Section 1.7.

         5.18 Subordination. It is the intention of the parties that the rights of the Sellers and the Shareholders under the Promissory Notes and the Sellers' security interest shall be subordinate to the rights of HFG and/or any lender providing financing to Buyer, provided that the terms of subordination required by such lender are not more onerous to the Sellers and the Shareholders than the terms contained in the Subordination Agreement to be entered into as a condition to the Closing in accordance with Section 6.1(j). Accordingly, the Sellers and the Shareholders agree to sign any documentation reasonably requested by HFG and/or such other lender to evidence such subordination of the Promissory Notes to the interests of the lender, provided, that the terms of subordination are not more onerous to the Sellers and the Shareholders than the terms contained in the Subordination Agreement.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent - Buyer. The obligations of Buyer to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Closing Date, unless waived by Buyer.

                  (a) The representations and warranties of the Sellers and the Shareholders set forth in Articles III and IIIA hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                  (b) The Sellers and the Shareholders shall have performed in all material respects all obligations and covenants required to be performed by them pursuant to this Agreement on or prior to the Closing Date.

                  (c) Each Seller shall have procured all of the third party consents specified in Section 5.3 above.

                  (d) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

                  (e) Each Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by the President of such Seller, to the effect that the conditions set forth in Section 6.1(a)-(d) have been satisfied.

                  (f) All certificates, opinions, instruments, and other documents required to be delivered or obtained by the Sellers or the Shareholders effect the transactions contemplated hereby (including but not limited to bills of sale and such other instruments of assignment as shall be necessary or advisable to vest in Buyer all right, title and interest in and to the Acquired Assets) will be satisfactory in form and substance to the Buyer.

                  (g) Buyer shall have received an opinion of counsel from legal counsel to each Seller as to the matters set forth in Exhibit I in a form satisfactory to Buyer and its counsel.

                  (h) Each of Dominick DiCorcia and Steven Weiner shall have delivered to Buyer duly executed Employment Agreements.

                  (i) Dominick DiCorcia shall have obtained, the "key man" term life insurance policy described in Section 5.15.

                  (j) Buyer shall have obtained the consent of HFG to the transactions contemplated by this Agreement. The Sellers and the Shareholders agree to execute and deliver to HFG at the Closing a subordination agreement (the "Subordination Agreement") in form and substance acceptable to HFG and Sellers, and such other documents as HFG may require, and Seller shall approve, in order to consent to the transactions contemplated by this Agreement.

         6.2 Conditions Precedent - Sellers and Shareholders. The obligations of the Sellers and the Shareholders to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions on or prior to the Closing Date, unless waived by the Sellers.

                  (a) The representations and warranties of Buyer set forth in
         Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date).

                  (b) Buyer shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Closing Date.

                  (c) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

                  (d) Buyer shall have delivered to the Seller a certificate, dated the Closing Date and signed by the President of Buyer, to the effect that the conditions set forth in Sections 6.3(a)-(c) have been satisfied.

                  (e) Buyer shall have delivered to each of Dominick DiCorcia and Steven Weiner duly executed Employment Agreements.

                  (f) All certificates, instruments, and other documents required to be delivered obtained by Buyer to effect the transactions contemplated hereby will be satisfactory in form and substance to the Sellers.

                  (g) Buyer shall have delivered to Sellers a duly executed guaranty of ATC Healthcare, Inc. in a form that is mutually acceptable to Sellers and Buyer.


                                   ARTICLE VII

                  (b) SURVIVAL AND INDEMNIFICATION

         7.1 Survival. All of the representations and warranties of the Sellers and the Shareholders contained in Sections 3.6-3.10, Sections 3.11-3.26 and Sections 3A.2-3A.3 shall survive the Closing and continue in full force and effect for a period of three years thereafter. All of the other representations and warranties of Buyer, each of the Sellers and/or the Shareholders contained in or made pursuant to this Agreement will survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitation). The provisions of this Article VII are in addition to any other remedy any party hereto may have.



         7.2 Seller's Indemnification Obligation.

                  (a) Each Seller and its Shareholders shall jointly and severally indemnify and hold harmless Buyer and its Affiliates and their officers, directors and shareholders ("Buyer Indemnified Parties") from and against any and all Losses which are incurred by or asserted against one or more Buyer Indemnified Parties:

                           (i) resulting from the breach of any representation, warranty, covenant or agreement made by such Seller or any of its Shareholders in this Agreement, and, if there is an applicable survival period pursuant to
                           Section 7.1 above, provided that Buyer makes a written claim for indemnification within such survival period; or

                           (ii) constituting or arising from any Liability of such Seller or its Shareholders or otherwise relating to the Acquired Assets, which is not an Assumed Liability.

                  (b) Buyer Indemnified Party shall have no right to offset any claims for indemnification under Section 7.2(a) against any payment to be made to or for the account of such Seller or its Shareholders pursuant to this Agreement, including without limitation on account of payments due under the Promissory Notes.

         7.3 Buyer's Indemnification Obligation. Buyer shall indemnify and hold harmless each of the Sellers and their respective officers, directors and Shareholders ("Seller Indemnified Parties") from and against any and all Losses which are incurred by or asserted against one or more Seller Indemnified
Parties:

                  (a) resulting from the breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement; or

                  (b) resulting from a failure to pay any Assumed Liability.

         The provisions of this Section 7.3 shall be subject to the provisions of the Subordination Agreement.

         7.4 Procedure. (a) Any claim for indemnification under Sections 7.2 or
7.3 will be made in accordance with this Section 7.4. In the case of any claim for indemnification arising from a claim or demand of a third Person, an Indemnified Party will give prompt written notice, in no event more than thirty
(30) days following such Indemnified Party's receipt of such claim or demand, to the Indemnifying Party describing in reasonable detail the basis of such claim or demand as to which it may request indemnification hereunder. Any other claim for indemnification will be made within a reasonable time after the time the Indemnified Party becomes aware of the facts forming the basis of such claim. Notwithstanding the foregoing, failure or delay in giving such notices shall not relieve the Indemnifying Party from its obligation to indemnify the Indemnified Party except to the extent the Indemnifying Party is actually and materially prejudiced by such failure or delay.

                  (b) The Indemnifying Party will have the right to defend and to direct the defense against any such claim or demand, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party and with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, provided that (i) the Indemnifying Party accepts responsibility for any such claim or demand by written notice to the Indemnified Party within ten (10) days of receipt of the notice described above, (ii) the Indemnifying Party provides assurances that it will and makes provision to satisfy any Losses in respect thereof, which assurances and provision shall be reasonably satisfactory to the Indemnified Party,
         (iii) the claim or demand involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, such claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the Business, and (v) the Indemnifying Party conducts the defense of the claim or demand actively and diligently.

                  The Indemnifying Party shall keep the Indemnified Party fully informed in the defense of any such claim or demand. The Indemnified Party will have the right to participate in (but not control) the defense of any claim or demand as to which the Indemnifying Party has assumed control with counsel employed by it at the expense of the Indemnified Party. Subject to the provisions of (d) below, the Indemnifying Party will have no indemnification obligations with respect to any such claim or demand that is settled by the Indemnified Party without the prior written consent of the Indemnifying Party (which consent may not be unreasonably withheld or delayed).

                  In the event that any of the conditions in Section 7.4(b) above is or becomes unsatisfied, however, or, if the Indemnifying Party is also a party to any such proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, then (i) the Indemnifying Party may not settle or compromise any such claim or demand without the written consent of the Indemnified Party, (ii) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the claim or demand in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (iii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the claim or demand (including reasonable attorneys' fees and expenses), and (iv) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of or caused by the claim or demand, to the fullest extent provided in this Article VII.

                 .2.2.    ARTICLE VIII

                                   TERMINATION

         8.1 Termination of Agreement. Certain of the parties may terminate this Agreement as provided below:

                  (a) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Sellers on or before the 20th day following the date of this Agreement if the Buyer is not satisfied with the results of its continuing business, legal, and accounting due diligence regarding each of the Sellers;

                  (c) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (i) in the event either of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (ii) if the Closing shall not have occurred on or before January 31, 2002, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (d) either of the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (ii) if the Closing shall not have occurred on or before January 31, 2002, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from any of the Sellers or the Shareholders breaching any representation, warranty, or covenant contained in this Agreement).

         8.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the parties hereunder shall terminate without any Liability of any party to any other party (except for any Liability of any Party then in breach).



                        .2.3.    ARTICLE IX

                (a)  MISCELLANEOUS

         9.1 Expenses. Each of the Buyer, the Sellers and the Shareholders will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         9.2 Notices. Any notice or other communication required or permitted to be given hereunder will be in writing and will be mailed by prepaid registered or certified mail, timely deposited with an overnight courier such as Federal Express, or delivered against receipt (including by confirmed facsimile transmission), as follows:

                (a)        In the case of the Sellers, to each of:

                           Dominick F. DiCorcia
                           75 Seaman Avenue
                           Bayport, NY 11705
                           Facsimile:  (___)

                           Steven Weiner
                           715 Bolton Road
                           Far Rockaway, NY 11691
                           Facsimile:  (___)

                           Stuart Savitsky
                           961 South End
                           Woodmere, NY 11598
                           Facsimile:  (___)

                           Shabsi Schreier
                           867 Bryant Street
                           Woodmere, NY 11598
                           Facsimile:  (___)

                           with a copy to:

                           Kaplin Stewart Meloff, Reiter & Stein
                           Attn:  Barry A. Furman, Esquire
                           350 Sentry Parkway
                           Building 640
                           P.O. Box 3037
                           Blue Bell, PA 19422

(b)  In the case of  Buyer, to:

                           ATC Staffing Services, Inc.
                           1983 Marcus Avenue
                           Lake Success, NY 11042
                           Facsimile:  (516) 358-9128
                           Attn:  David Savitsky

                           with a copy to:

                           Kasowitz, Benson, Torres & Friedman LLP
                           1633 Broadway, 22nd Floor
                           New York, NY  10019
                           Attn: Michael D. Rosenbloom, Esq.
                           Facsimile: (212) 506-1800

or to such other address as the party may have furnished in writing in accordance with the provisions of this Section. Any notice or other communication shall be deemed to have been given, made and received upon receipt; provided, that any notice or communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.


         9.3 Assignment. This Agreement and all provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, except that Buyer may assign its rights and obligations hereunder to any Affiliate or transferee of that part of its business to which such rights and obligations relate. Any assignment in violation of this Agreement shall be null and void.


         9.4 Entire Agreement. This Agreement and the Ancillary Documents embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby and supersede all prior written or oral commitments, arrangements or understandings with respect hereto. There is no restriction, agreement, promise, warranty, covenant or undertaking with respect to the transactions contemplated hereby and thereby other than those expressly set forth herein and therein.

         9.5 Amendment; Waiver.

                  (a) This Agreement may only be amended or modified in a writing signed by the party against whom enforcement of any such amendment or modification is sought.

                  (b) No breach of any covenant, agreement, representation or warranty made herein shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No omission or failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party hereto of a breach of any term or provision of this Agreement will not be construed as a waiver of any subsequent breach.

         9.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original.

         9.7 Governing Law. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (REGARDLESS OF THE LAWS THAT MIGHT BE APPLICABLE UNDER PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING, WITHOUT LIMITATION, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE.

         9.8 Severability. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby, and the parties will use their reasonable efforts to substitute one or more valid, legal and enforceable provisions which insofar as practicable implement the purposes and intent hereof. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         9.9 Specific Performance. Each of the parties recognizes that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         9.10 Third Person Beneficiaries. This Agreement is not intended to confer upon any other Person any rights or remedies hereunder, except that Buyer and Seller may assert the rights of the Buyer Indemnified Parties and Seller Indemnified Parties, respectively, hereunder.

         9.11 Bulk Transfer Law. The parties hereby waive compliance by Buyer and Seller with the provisions of any applicable bulk sales law and, without limitation of any other remedy Buyer may have, Seller agrees to indemnify and hold harmless Buyer Indemnified Parties from any Loss asserted against any Buyer Indemnified Party or which any Buyer Indemnified Party may suffer or incur by virtue of any noncompliance by Buyer or Seller with such laws.

         9.12 Transfer Taxes. Seller shall pay all sales, use, transfer and other similar tax and fees resulting from the transactions contemplated by this Agreement.

         9.13 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.14 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         9.15 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         9.16 Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.




                 REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                                  ATC STAFFING SERVICES, INC.


                                                  By:
                                                      --------------------------
                                                  Name:
                                                  Title:

                                                  DIRECT STAFFING, INC.


                                                  By:
                                                      --------------------------
                                                  Name:
                                                  Title:

                                                  DSS STAFFING CORP.


                                                  By:
                                                      --------------------------
                                                  Name:
                                                  Title:


         DSI SHAREHOLDERS:                        DSS SHAREHOLDERS:


         -----------------------------            ------------------------------
         Dominick DiCorcia                        Dominick DiCorcia


         -----------------------------            ------------------------------
         Steven Weiner                            Shabsi Schreier


                                                  ------------------------------
                         (a)                      Stuart Savitsky

         ATC HEALTHCARE, INC.,
         solely in respect of the provisos in
         Section 1.8(a)(ii)(1) of the Agreement

         By:
             -----------------------------
         Name:
         Title:

                 (A) EXHIBIT A

                 (1) DEFINITIONS

         "AFFILIATE" shall mean, with respect to a Person, another Person heretofore, now or hereafter, directly or indirectly, through one or more intermediaries, controlled by, under common control with or which controls, the Person specified (in each case in their capacities as such).

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) [or any similar group defined under a similar provision of state, local, or foreign law].

         "AGREEMENT" shall mean this Agreement.

         "ALL CARE SUBSIDIARY" shall mean either the Buyer or another wholly owned subsidiary of Buyer's parent company, ATC Healthcare, Inc., which entity will operate the All Care business.

         "ANCILLARY DOCUMENTS" means all agreements, instruments, documents or certificates contemplated to be executed and/or delivered by any of the Sellers pursuant to Section 2.2(a) and (c).

         "APPROVAL" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval or other action of, or any filing, registration or qualification with, any federal, state, municipal or other governmental, administrative or judicial body, agency or authority.

         "ACQUIRED ASSETS" shall have the meaning set forth in Section 1.1.

         "ASSUMED LIABILITIES" shall have the meaning set forth in Section 1.6.

         "ASSUMED AGREEMENTS" shall have the meaning set forth in Section
1.1(b).

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "BUSINESS" shall have the meaning set forth in the recitals to this Agreement.

         "BUYER" shall have the meaning set forth in the heading to this Agreement.

         "BUYER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.2.

         "CLOSING" shall have the meaning set forth in Section 2.1.

         "CLOSING DATE" shall have the meaning set forth in Section 2.1.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Sellers that is not already generally available to the public.

         "CONSENT" shall mean any consent or approval of, or notice, declaration, report or statement filed with or submitted to, any Person (other than an Approval).

         "DICORCIA EMPLOYMENT AGREEMENT" shall mean the employee agreement to be entered into at the Closing between Buyer and Dominick DiCorcia in a form that is mutually acceptable to Buyer and Dominick DiCorcia.

         "DSI" and "DSI SHAREHOLDERS" shall have the meanings set forth in the heading to this Agreement.

         "DSI FRANCHISE AGREEMENT" shall mean the Franchise Agreement dated July 7, 1998 between Buyer and DSI and any amendments, modifications or supplements thereto.

         "DSS" and "DSS SHAREHOLDERS" shall have the meanings set forth in the heading to this Agreement.

         "DSS FRANCHISE AGREEMENT" shall mean the Franchise Agreement dated September 8, 1996 between Buyer and DSS and any amendments, modifications or supplement thereto.

         "EMPLOYMENT AGREEMENTS" shall mean the DiCorcia Employment Agreement and the Weiner Employment, collectively.

         "ERISA" shall mean the Employee Retirement Income Security Act, as amended.

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 1.2.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.7.

         "INDEMNIFIED PARTY" shall mean the Buyer Indemnified Party or Seller Indemnified Party seeking indemnification pursuant to Article VII.

         "INDEMNIFYING PARTY" shall mean the party from which indemnification is sought pursuant to Article VII.

         "IP RIGHTS" shall have the meaning set forth in Section 1.1(c).

         "KNOWLEDGE" with respect to Seller means knowledge of any person who is an officer, Shareholder or employee of Seller on the day prior to the Closing Date.

         "LEGAL REQUIREMENTS" shall have the meaning set forth in Section 3.7.

         "LIENS" means any lien, encumbrance, charge, security interest or adverse claim.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LOSSES" shall mean all liabilities, obligations, losses, damages, claims, actions, Liens, deficiencies, costs or expenses (including without limitation settlement costs and attorneys', accountants' and experts' fees and court costs and any reasonable cost or expense incurred in enforcing rights pursuant to this Agreement), less any insurance recoveries in respect thereof.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PERSON" means and includes an individual, corporation, partnership (limited, limited liability or general), joint venture, association, trust, any other unincorporated organization or entity and a governmental entity or any department or agency thereto.

         "PLANS" shall have the meaning set forth in Section 3.22.

         "PROMISSORY NOTE" shall have the meaning set forth in Section 1.7(b).

         "RESTRICTED TERRITORY" shall mean:

         (a) During the period of four (4) years beginning on the Closing Date,
(i) Nassau, Suffolk, Queens, Kings, New York, Bronx, Richmond, Westchester, Rockland, Orange and Putnam counties in the State of New York, (ii) Bergen, Passaic, Union, Hudson, Middlesex, Essex, Warren, Mercer, Monmouth, Ocean, Morris, Hunterdon, Sussex and Somerset counties in the state of New Jersey,
(iii) any territory in which Buyer or its Affiliates, either directly or through a franchisee or licensee, engages in the business of providing supplemental staffing, outsourcing and human resources to the healthcare industry and (iv) the territory within 100 miles of any of the counties listed in (i), (ii) and (iii) above.

         (b) During the period of four (4) years beginning on the fourth anniversary of the Closing Date, only the territories specified in clauses
(a)(i) and (ii) above.


         "RETAINED LIABILITIES" shall have the meaning set forth in Section 1.5.

         "SELLER" or "SELLERS" means DSS and/or DSI.

         "SELLER INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 7.3.

         "SHAREHOLDERS" means the DSI Shareholders and the DSS Shareholders, collectively.

         "SUBORDINATION AGREEMENT" shall have the meaning set forth in Section 6.1(j).

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "WEINER EMPLOYMENT AGREEMENT" shall mean the employment agreement to be entered into at the Closing between Buyer and Steven Weiner in a form that is mutually acceptable to Buyer and Steven Weiner.